UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011 (March 29, 2011)

AmREIT, Inc.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

(713) 850-1400

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On March 29, 2011, the Board of Directors of AmREIT, Inc. (the “Company”) appointed Chad Braun, age 39, as Chief Operating Officer. Mr. Braun will maintain his role as Chief Financial Officer and as Chief Operating Officer, and Mr. Braun will also be responsible for the day to day operations of the Company. Since 2002, Mr. Braun has served as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Braun joined the Company in 1999 and has helped lead its growth to approximately $1 billion in real estate assets. Prior to joining the Company in 1999, Mr. Braun served as a manager in the real estate advisory services group at Ernst & Young LLP where he provided extensive consulting and audit services to a number of real estate investment trusts, private real estate companies and other Fortune 500 companies.

Related Party Transaction

In September 2010, AAA CTL Notes, Ltd, the Company’s majority-owned subsidiary, sold its 17 IHOP properties to a third party for a gain of $4.9 million. This transaction generated proceeds of $14.1 million. As a result of an assigned interest in the general partner of AAA CTL Notes, Ltd., Mr. Braun received a distribution of approximately $360,000 from the sale.

Executive Employment Agreements

Effective March 29, 2011, the Company and each of H. Kerr Taylor (President and Chief Executive Officer), Chad C. Braun (Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer), Tenel H. Tayar (Senior Vice President and Chief Investment Officer), Charles Scoville (Senior Vice President and Director of Leasing/Property Management) and Brett Treadwell (Managing Vice President – Finance and Chief Accounting Officer) entered into new executive employment agreements (the “2011 Employment Agreements”). The 2011 Employment Agreements are materially the same as the previous employment agreements, as described in the Company’s proxy statement on Schedule 14A for its 2010 Annual Meeting of Stockholders, except as described below. While Mr. Treadwell did not previously have an employment agreement, Mr. Treadwell’s 2011 Employment Agreement is based upon the same form as the agreements of the other executive officers.

•	The 2011 Employment Agreements increased the severance payments upon a change of control of the Company. Upon a change of control, as defined in the agreements, each executive officer will receive the following multiple of his respective annual base salary and average of past three years’ cash incentive compensation: 2.99 times for Mr. Taylor, 2.5 times for Mr. Braun and 2 times for Mssrs. Tayar, Scoville and Treadwell.

•	The 2011 Employment Agreements have an original expiration of December 31, 2012 and automatically renew for consecutive 12-month terms, unless cancelled by either party with 180 days notice prior to the then current expiration.

The foregoing description of the 2011 Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Employment Agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement – H. Kerr Taylor
10.2	Executive Employment Agreement – Chad C. Braun
10.3	Executive Employment Agreement – Tenel H. Tayar
10.4	Executive Employment Agreement – Charles Scoville
10.5	Executive Employment Agreement – Brett Treadwell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	AmREIT, Inc.

	By:	/s/ Chad C. Braun
Chad C. Braun Executive Vice President, COO, CFO

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement – H. Kerr Taylor
10.2	Executive Employment Agreement – Chad C. Braun
10.3	Executive Employment Agreement – Tenel H. Tayar
10.4	Executive Employment Agreement – Charles Scoville
10.5	Executive Employment Agreement – Brett Treadwell

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